EXHIBIT 32

CERTIFICATION

              Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his capacity as an officer of Citizens Community Bancorp, Inc. (the "Company") that the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date:	December 21, 2006	By:	/s/ James G. Cooley James G. Cooley President and Chief Executive Officer (Principal Executive Officer)
Date:	December 21, 2006	By:	/s/ John D. Zettler John D. Zettler Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)